Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Venu Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Being Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001(4)	457	(o)	—	—	$2,300,000	(3)(4)	0.0001531	$352.13
	Other	Representative’s Warrants to purchase Common Stock	457	(g)(5)	—	—	—		—	—	(6)
	Equity	Common Stock Underlying Representative’s Warrants(6)	457	(o)	—	—	$143,750	(3)(6)	0.0001531	$22.01
	Total Offering Amounts						$2,443,750			$374.14
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$374.14

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable, or sold to prevent dilution resulting from stock splits, stock dividends, and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents only the additional securities being registered by this registration statement pursuant to Rule 462(b) Securities Act, including shares that the underwriters have the option to purchase, and does not include the securities that the registrant previously registered by the Registration Statement on Form S-1 (File No. 333-281271), which was declared effective by the Securities and Exchange Commission on November 12, 2024.

(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)	Represents the additional shares of common stock being registered by this registration statement and includes shares of common stock that may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments.

(5)	No fee required pursuant to Rule 457(g) under the Securities Act.

(6)	Represents additional warrants to be issued to the representative of the underwriters to purchase a number of shares of common stock equal to 5% of the shares of common stock sold in the offering and registered pursuant to this registration statement at an exercise price equal to 125% of the public offering price of $10.00 per share.